Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Steve Pavlovich
Investor Relations
(510) 743-6833
spavlovich@opnext.com
OPNEXT REPORTS FIRST QUARTER UNAUDITED OPERATING RESULTS
FREMONT, CA. (August 4, 2011) Opnext, Inc. (NASDAQ: OPXT), a global leader in the design and manufacturing of optical modules and components, today announced unaudited financial results for the first fiscal quarter ended June 30, 2011.
Financial Highlights for the First Fiscal Quarter Ended June 30, 2011:
•	Revenue of $93.1 million was down 2% sequentially and up 18% compared to the quarter ended June 30, 2010.

•	Gross margin of 21.8% was up 2.2 percentage points sequentially and up 3.0 percentage points compared to the quarter ended June 30, 2010. Non-GAAP gross margin of 23.5% was up 2.2 percentage points sequentially and up 2.6 percentage points compared to the quarter ended June 30, 2010. The improvement relative to the quarter ended March 31, 2011 includes a 100 basis point benefit from lower idle capacity and damaged inventory charges resulting from the March 11, 2011 earthquake in Japan, partially offset by a 30 basis point negative effect from foreign currency exchange rate fluctuations.

•	EBITDA was $2.0 million compared to $17.3 million in the quarter ended March 31, 2011 and negative $8.5 million in the quarter ended June 30, 2010. Adjusted EBITDA was $1.9 million compared to negative $2.2 million in the quarter ended March 31, 2011 and negative $6.1 million in the quarter ended June 30, 2010.

•	Cash used in operations was $1.7 million compared to $2.1 million in the quarter ended March 31, 2011 and $19.7 million in the quarter ended June 30, 2010.

•	Cash and cash equivalents was $97.2 million at June 30, 2011. Net of short-term loans payable, cash and cash equivalents was $78.5 million at June 30, 2011.

•	Revenues from sales of 40Gbps and above products decreased 11% compared to the quarter ended March 31, 2011 due to lower 40G subsystem sales and 40G DQPSK and 100G CFP module production constraints.

•	Cisco and FiberHome each represented 10% or more of total revenue for the quarter ended June 30, 2011, and combined represented 40% of total revenue compared to 28% in the March 2011 quarter.

•	GAAP R&D expense of $13.5 million and Non-GAAP R&D expense of $13.1 million were each down $2.1 million compared to the quarter ended March 31, 2011, primarily due to the timing of material and outsourcing costs associated with new product introductions.

•	Net gain on sale of technology assets was $2.1 million in the quarter ended June 30, 2011. Net gain on sale of technology assets was $21.4 million in the quarter ended March 31, 2011.

	First	Fourth	First
	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Q1FY12	Q1FY12
	June 30,	March 31,	June 30,	vs.	vs.
(in millions, except per share amounts)	2011	2011	2010	Q4FY11	Q1FY11
10G and Below	$50.6	$48.9	$55.9	4%	(9%)
40G and Above	34.1	38.2	16.3	(11%)	109%
I & C	8.4	8.2	6.7	2%	25%
Total Revenue	$93.1	$95.3	$78.9	(2%)	18%

GAAP Gross Margin	21.8%	19.6%	18.8%	2.2%	3.0%
GAAP Operating Loss	$(7.8)	$(12.0)	$(16.2)	$4.2	$8.4
GAAP Net (Loss) Income	$(6.2)	$9.0	$(16.3)	$(15.2)	$10.1
GAAP Diluted EPS	$(0.07)	$0.10	$(0.18)	$(0.17)	$0.11
EBITDA	$2.0	$17.3	$(8.5)	$(15.3)	$10.5

Non-GAAP Gross Margin	23.5%	21.3%	20.9%	2.2%	2.6%
Non-GAAP Operating Loss	$(4.2)	$(8.4)	$(12.0)	$4.2	$7.8
Non-GAAP Net Loss	$(4.6)	$(8.7)	$(12.1)	$4.1	$7.5
Non-GAAP Diluted EPS	$(0.05)	$(0.10)	$(0.13)	$0.05	$0.08
Adjusted EBITDA	$1.9	$(2.2)	$(6.1)	$4.1	$8.0
Reconciliations between gross margin, operating loss and net loss and R&D expense on a GAAP basis and a non-GAAP basis and net loss to EBITDA and adjusted EBITDA are provided in the tables appearing at the end of this release.
Market Observations and Guidance
“While production constraints related to 40G DQPSK and 100G CFP modules limited revenue this quarter, I am nonetheless pleased with our progress,” said Harry Bosco, Chairman and Chief Executive Officer of Opnext. “We delivered on our break-even adjusted EBITDA objective and we improved our working capital management. Cash used in operations was less than $2.0 million this past quarter and net cash used in the last twelve months was less than $6.0 million.”
“Looking forward to the next quarter, we expect revenues to be between $89 million and $95 million in our second fiscal quarter ending in September 2011 as near term demand remains soft,” concluded Mr. Bosco.

Forward-Looking Statements:
Statements made in this press release include forward-looking statements, including, but not limited to, those related to future revenues, growth of revenues, expected improvements in production constraints, market position, management’s expectations with respect to the Company’s initiatives, position for future growth, the general market outlook and the outlook for the industry. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:
•	projected revenues for the quarter ending September 30, 2011, as well as the general outlook for the future, are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; and

•	the market in which the Company operates is volatile, implementation of operating strategies may not achieve the desired impact relative to changing market conditions and the success of these strategies will depend on the effective implementation of our strategies while minimizing organizational disruption.
Other factors that could cause the Company’s future, including future financial position and results from operations, to differ from current expectations include: uncertainty surrounding the ongoing impact of the earthquake and tsunami in Japan; the impact of natural events such as severe weather or earthquakes in locations in which Opnext, its customers, its contract manufacturers, or its suppliers operate; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the success of the Company’s research and development efforts; the ability of the Company to source critical parts and to react to changes in general industry and market conditions, including regulatory developments; expenses associated with litigation; rights to intellectual property; market trends and the adoption of industry standards; the ability of the Company to realize the value from the acquisition of StrataLight Communications, Inc.; and consolidations within or affecting the optical modules and components industry. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed on June 14, 2011, as amended, as well as the Company’s press releases and other periodic filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements, publicly or otherwise, whether as a result of new information, future events or otherwise, except to comply with applicable federal and state securities laws.

Conference Call:
The Company’s management will conduct a conference call at 1:30 p.m. PT, today, Thursday, August 4, 2011, to discuss these results in detail. You may participate in this conference call by dialing 866-365-3198 (United States) or 702-928-6762 (International) prior to the start of the call and providing the Opnext, Inc. name and Conference ID# 84633635. A replay of the conference call can be accessed starting approximately four hours after the call through Thursday, August 18, 2011, by dialing 855-859-2056 (United States) or 404-537-3406 (International) and using the Conference ID# 84633635. A live webcast of the call will be accessible on the Investor Relations section of the Company’s website at http://www.opnext.com. A replay of the webcast will be available following the conclusion of the call on the webcast archive page of the Investor Relations section.
(OPXT-G)
About Opnext:
Opnext (NASDAQ:OPXT) is the optical technology partner of choice supplying systems providers and OEMs worldwide with one of the industry’s largest portfolios of 10Gbps and higher next generation optical products and solutions. The Company’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market the most advanced technology to the communications, defense, security and biomedical industries. Formed out of Hitachi, Opnext has built on more than 30 years experience in advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service and delivering value to its customers. For additional information, visit www.opnext.com.

Opnext, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2011	March 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$97,161	$100,284
Trade receivables, net	60,866	70,701
Inventories	116,814	118,588
Prepaid expenses and other current assets	10,137	7,458

Total current assets	284,978	297,031
Property, plant, and equipment, net	58,401	59,992
Purchased intangibles	15,289	17,076
Other assets	276	258

Total assets	$358,944	$374,357

Liabilities and shareholders’ equity
Current liabilities:
Trade payables	$50,190	$63,383
Accrued expenses	22,392	23,771
Short-term debt	18,623	18,055
Capital lease obligations	13,942	13,513

Total current liabilities	105,147	118,722
Capital lease obligations	12,134	12,554
Other long-term liabilities	7,363	6,855

Total liabilities	124,644	138,131

Total shareholders’ equity	234,300	236,226

Total liabilities and shareholders’ equity	$358,944	$374,357

Opnext, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,
	2011	2010

Revenues	$93,085	$78,866
Cost of sales	71,338	62,630
Amortization of acquired developed technology	1,445	1,445

Gross margin	20,302	14,791
Research and development expenses	13,478	16,382
Selling, general and administrative expenses	14,451	14,276
Amortization of purchased intangibles	342	342
Gain on disposal of property and equipment	(125)	(11)

Operating loss	(7,844)	(16,198)
Gain on sale of technology assets, net	2,078	—
Interest expense, net	(219)	(186)
Other income (expense), net	(148)	145

Loss before income taxes	(6,133)	(16,239)
Income tax expense	(114)	(21)

Net loss	$(6,247)	$(16,260)

Net loss per share:
Basic	$(0.07)	$(0.18)
Diluted	$(0.07)	$(0.18)

Weighted average number of shares used in computing net loss per share:
Basic	90,206	89,873
Diluted	90,206	89,873

Opnext, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended June 30,
	2011	2010

Cash flows from operating activities
Net loss	$(6,247)	$(16,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,157	5,754
Stock-based compensation expense	1,902	2,053
Amortization of purchased intangibles	1,787	1,787
Gain on disposal of property and equipment	(125)	(11)
Gain on sale of technology assets, net	(2,078)	—
Changes in assets and liabilities	(3,124)	(12,986)

Net cash used in operating activities	(1,728)	(19,663)

Cash flows from investing activities
Capital expenditures	(1,601)	(3,115)
Proceeds from sale of technology assets, net	2,078	—
Proceeds from disposal of property and equipment	148	—

Net cash provided by (used in) investing activities	625	(3,115)

Cash flows from financing activities
Payments on capital lease obligations	(2,297)	(2,635)
Restricted shares repurchased	(145)	—
Exercise of stock options	85	38

Net cash used in financing activities	(2,357)	(2,597)
Effect of foreign exchange rates on cash and cash equivalents	337	(382)

Decrease in cash and cash equivalents	(3,123)	(25,757)
Cash and cash equivalents at beginning of period	100,284	132,643

Cash and cash equivalents at end of period	$97,161	$106,886

Non-cash financing activities
Capital lease obligations incurred	$(1,487)	$(2,865)

Opnext Non-GAAP Financial Measures
Management excludes certain charges and expenses from its gross margin and operating loss GAAP financial measures and excludes certain gains and losses on assets from its GAAP net income (loss) financial measures for the purpose of assessing the Company’s operating performance. Accordingly, the Company provides these non-GAAP measures as supplemental information, in addition to the GAAP presentation, in an effort to provide greater transparency and insight into management’s method of analysis. The Company also provides non-GAAP net income (loss) and net income (loss) per share financial measures to demonstrate the impact of its non-GAAP operating performance measures on these financial measures.
Our non-GAAP financial measures exclude the following items, each of which (with the exception of stock-based compensation expense and the gain on sale of technology assets, net) represents an acquisition-related expense of the Company, for the reasons set forth below:
Amortization of acquired developed technology and purchased intangibles: In connection with the acquisition of StrataLight Communications, Inc. (“StrataLight”), the Company acquired certain intangible assets related to developed product technology, order backlog and customer relationships, all of which were recorded at fair-value. The useful lives of the intangible assets range up to five years and the intangible assets are being amortized on a straight-line basis over their respective useful lives. The Company believes these acquisition-related expenses are not indicative of its core operating performance.
Restructuring activities: Subsequent to the acquisition of StrataLight, effective April 1, 2009, the Company relocated its corporate headquarters from Eatontown, NJ, to Fremont, CA, and during the quarter ended March 31, 2009, began to incur workforce-related charges, such as severance payments, retention bonuses and employee relocation costs related to a formal restructuring plan and building costs for facilities not required for ongoing operations. The Company believes these acquisition-related expenses are not indicative of its core operating performance.
Stock-based compensation expense: Depending upon the size, timing and the terms of stock-based awards, the related non-cash compensation expense may vary significantly. The Company believes these non-cash expenses are not indicative of its core operating performance.
Gain on sale of technology assets, net: On February 9, 2011, Opnext Subsystems, Inc., a wholly owned subsidiary of the Company, entered into an asset purchase agreement with Juniper Networks, Inc. to sell certain technology assets related to modem Application Specific Integrated Circuits used for long haul/ultra-long optical transmission for $26 million, $23.5 million of which was paid simultaneously with the execution of the asset purchase agreement and $2.5 million of which was paid on May 6, 2011. The Company believes that the proceeds from the sale of these assets are not indicative of its core operating performance.

Opnext, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)

			Three Months
	Three Months Ended		Ended
	June 30,	June 30,	March 31,
	2011	2010	2011
GAAP gross margin	$20,302	$14,791	$18,703
GAAP gross margin %	21.8%	18.8%	19.6%
Gross margin adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$1,445
Cost of sales adjustments:
Stock-based compensation expense	109	213	133
Restructuring costs	—	28	—

Total cost of sales adjustments	$109	$241	$133

Non-GAAP gross margin	$21,856	$16,477	$20,281

Non-GAAP gross margin %	23.5%	20.9%	21.3%

GAAP research and development expense	$(13,478)	$(16,382)	$(15,559)
Stock-based compensation expense	394	387	364
Restructuring costs	—	156	—

Total research and development adjustments	$394	$543	$364

Non-GAAP research and development expense	$(13,084)	$(15,839)	$(15,195)

GAAP operating loss	$(7,844)	$(16,198)	$(12,022)
GAAP operating loss %	(8.4)%	(20.5)%	(12.6)%
Operating loss adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$1,445
Amortization of purchased intangibles	342	342	342
Total cost of sales adjustments	109	241	133
Total research and development adjustments	394	543	364
Selling, general and administrative adjustments:
Stock-based compensation expense	$1,402	$1,453	$1,363
Restructuring costs	—	159	5

Total selling, general and administrative adjustments	$1,402	$1,612	$1,368

Non-GAAP operating loss	$(4,152)	$(12,015)	$(8,370)

Non-GAAP operating loss %	(4.5)%	(15.2)%	(8.8)%

GAAP net (loss) income	$(6,247)	$(16,260)	$9,035
GAAP net (loss) income %	(6.7)%	(20.6)%	9.5%
GAAP net (loss) income per share:
Basic	$(0.07)	$(0.18)	$0.10
Diluted	$(0.07)	$(0.18)	$0.10
Shares
Basic	90,206	89,873	89,964
Diluted	90,206	89,873	91,974
Net (loss) income adjustments:
Amortization of acquired developed technology	$1,445	$1,445	$1,445
Amortization of purchased intangibles	342	342	342
Gain on sale of technology assets, net	(2,078)	—	(21,436)
Total cost of sales adjustments	109	241	133
Total research and development adjustments	394	543	364
Total selling, general & administrative adjustments	1,402	1,612	1,368

Non-GAAP net loss	$(4,633)	$(12,077)	$(8,749)

Non-GAAP net loss %	(5.0)%	(15.3)%	(9.2)%
Non-GAAP net loss per share:
Basic	$(0.05)	$(0.13)	$(0.10)
Diluted	$(0.05)	$(0.13)	$(0.10)
Weighted average shares used in computing GAAP and Non-GAAP net loss per share:
Basic	90,206	89,873	89,964
Diluted	90,206	89,873	89,964

EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated as net income (loss) excluding the impact of net interest expense, income tax expense, depreciation and amortization of property, plant and equipment and amortization of purchased intangibles. Adjusted EBITDA represents EBITDA excluding non-GAAP financial measures as previously described herein. The non-GAAP financial measures are excluded from EBITDA internally when evaluating our operating performance and allow investors to make a more meaningful comparison between our core business operating results over different periods of time as well as those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company’s GAAP results and the accompanying reconciliation, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation of net income (loss), EBITDA and adjusted EBITDA.

			Three Months
	Three Months Ended		Ended
	June 30,	June 30,	March 31,
	2011	2010	2011
Reconciliation of net income (loss) to EBITDA and adjusted EBITDA:
Net income (loss)	$(6,247)	$(16,260)	$9,035
Depreciation and amortization of property, plant and equipment	6,157	5,754	6,266
Amortization of purchased intangibles	1,787	1,787	1,787
Interest expense, net	219	186	209
Income tax expense	114	21	30

EBITDA	$2,030	$(8,512)	$17,327
Stock-based compensation expense	1,905	2,053	1,860
Restructuring costs	—	343	5
Gain on sale of technology assets, net	(2,078)	—	(21,436)

Adjusted EBITDA	$1,857	$(6,116)	$(2,244)